Page 2 of 31 Table of Contents Page Executive Summary 3 Corporate Information 5 Consolidated Balance Sheets 7 Consolidated Statements of Operations 8 Funds from Operations & Adjusted Funds from Operations 9 Consolidated Same-Store Property Performance 10 NOI Detail 11 Debt Summary & Debt Metrics 12 Debt Maturities, Composition & Hedging Instruments 13 Debt Covenant Compliance 14 Existing Portfolio Summary 15 Office Properties by Location 16 Office Properties Occupancy Detail 17 15 Largest Office Tenants 18 Studio Properties & Services 19 Office Leasing Activity 20 Expiring Office Leases Summary 21 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 22 Under Construction & Future Development Pipeline 24 Consolidated & Unconsolidated Ventures 25 Definitions 26 Non-GAAP Reconciliations 29 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, including as a result of further downgrades in the credit ratings of our unsecured indebtedness; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; an epidemic or pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

HUDSON PACIFIC PROPERTIES

Executive Summary

Three Months Ended June 30, 2023

"We continued to focus on the controllable aspects of our business during the quarter, which included leasing and expense management, given the industry challenges we are working to navigate," said Victor Coleman, Chairman & CEO. "Last month, the national entertainment strike expanded, with the actors joining the writers on strike for the first time since 1960. A strike of this magnitude, while rare and historically short-term, can be extremely impactful and far-reaching. We're working diligently to mitigate its impact and to ensure our studio business is well positioned to capture the potential surge in production upon resolution. Regarding our office portfolio, a greater percentage of our tenants are starting to enforce back-to-office requirements, which we believe could ultimately result in the need for more office space as workforces have grown on a net basis over the past five years in many industries central to our leasing efforts. The timeline for tenant decision making remains extended, but increased interest is signaling that office fundamentals could begin to evolve in a more positive manner in our west coast markets. With our attention to capital preservation and addressing our debt maturities, we expect to overcome today's challenges and capitalize on longer-term tenant activity within our attractive portfolio."

Unaudited, in thousands, except share data	Three Months Ended 6/30/23	Three Months Ended 6/30/22
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	85.2 %	90.8 %
In-service % leased	87.0 %	92.3 %
Leases executed (square feet)	403,231	713,696
% change in GAAP rent	(3.8)%	16.2 %
% change in cash rent	(8.1)%	5.5 %
Weighted average lease term (in months)	48.1	60.7
Net effective rent per square foot	$ 44.08	$ 43.86
Studio		
In-service stage % leased	95.7 %	94.9 %
In-service total % leased	86.5 %	84.0 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 245,168	$ 251,430
Net (loss) income	$ (31,474)	$ 3,546
Net loss per diluted share	$ (0.26)	$ (0.05)
FFO (excluding specified items) per common stock/unit—diluted[1]	$ 0.24	$ 0.51
FFO per common stock/unit—diluted[1]	$ 0.29	$ 0.50
AFFO per common stock/unit—diluted[1]	$ 0.22	$ 0.41
AFFO payout ratio[1]	58.8 %	60.4 %
GAAP same-store NOI growth[2]	(3.2)%	3.1 %
Cash same-store NOI growth[2]	4.7 %	7.3 %
Weighted average common stock/units outstanding—diluted	143,428	146,344
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value[2]	38.7 %	35.1 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios[2][3]	8.7x	7.4x
Weighted average years to maturity—HPP's share of secured and unsecured debt	3.8	4.7
Unsecured revolving credit facility undrawn capacity	$ 472,000	$ 515,000
Unrestricted cash and cash equivalents	$ 109,220	$ 266,538

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 9 for a reconciliation of net loss to FFO and AFFO.

(2) See page 29-31 for non-GAAP reconciliations.

(3) Including the annualized impact of Google Inc.'s One Westside May 2023 lease commencement, HPP's share of debt, net to HPP's share of cash adjusted EBITDAre is 8.6x.

Page 3 of 31

Page 4 of 31 Executive Summary (continued) Three Months Ended June 30, 2023 Financial Results Compared to Second Quarter 2022 • Total revenue of $245.2 million compared to $251.4 million, primarily due to previously communicated vacancies at Skyport Plaza and 10900-10950 Washington and the sales of 6922 Hollywood and Skyway Landing • Net loss attributable to common stockholders of $36.2 million, or $0.26 per diluted share, compared to net loss of $7.4 million, or $0.05 per diluted share, driven by the aforementioned tenant move-outs and asset sales, higher operating expenses associated with the Quixote acquisition and increased interest expense • FFO, excluding specified items, of $34.5 million, or $0.24 per diluted share, compared to $74.6 million, or $0.51 per diluted share. Specified items consist of transaction-related income (rather than expense) of $2.5 million, or $0.02 per diluted share (includes lowering accruals for future earn-outs related to the Zio Studio Services acquisition); prior-period property tax reimbursement of $1.5 million, or $0.01 per diluted share; deferred tax asset write-off expense of $3.5 million, or $0.02 per diluted share; and, gain on debt extinguishment of $7.2 million (net of taxes), or $0.05 per diluted share. Prior year specified items consisted of transaction-related expenses of $1.1 million, or $0.01 per diluted share; and prior-period property tax expense of $0.5 million, or $0.00 per diluted share • FFO of $42.2 million, or $0.29 per diluted share, compared to $73.0 million, or $0.50 per diluted share • AFFO of $31.1 million, or $0.22 per diluted share, compared to $60.3 million, or $0.41 per diluted share • Same-store cash NOI of $127.6 million up 4.7% compared to $121.9 million, mostly attributable to significant office lease commencements at One Westside and Harlow Leasing • Executed 61 new and renewal leases totaling 403,231 square feet, including a 56,000-square-foot renewal and extension with Rivian Automotive at Clocktower Square through 2028 • GAAP and cash rents decreased 3.8% and 8.1%, respectively, from prior levels • In-service office portfolio ended the quarter at 85.2% occupied and 87.0% leased, with the change primarily attributable to small- to mid-sized expirations in the Peninsula and Silicon Valley, and to a lesser extent, Vancouver • On average over the trailing 12 months, the in-service studio portfolio was 86.5% leased, and the related 35 stages were 95.7% leased Balance Sheet as of June 30, 2023 • $581.2 million of total liquidity comprised of $109.2 million of unrestricted cash and cash equivalents and $472.0 million of undrawn capacity under the unsecured revolving credit facility • $90.0 million and $32.4 million of undrawn capacity under construction loans secured by One Westside/ Westside Two and Sunset Glenoaks Studios, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 38.7% with 85.3% of debt fixed or capped and no material maturities until the loan secured by One Westside, which is 100% leased to Google through 2036, matures in December 2024 • Repaid the Quixote loan for $150.0 million, a $10.0 million discount on the principal balance, with funds from the unsecured revolving credit facility Dividend • The Company's Board of Directors declared and paid dividends on its common stock of $0.125 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share ESG Leadership • Issued 2022 Corporate Responsibility Report outlining achievements, including ranking #1 amongst office companies in the Americas in the GRESB Real Estate Assessment, winning Nareit’s Office Leader in the Light Award, inclusion in the Bloomberg Gender-Equality Index, and launch of HPPx2030 with ambitious targets to reduce climate impact and diversify management Note: Definitions for commonly used terms on pages 26-28.

Page 5 of 31 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Gary Hansel Executive Vice President, Southern California Office Operations Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Jeff Stotland Executive Vice President, Global Studios Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Jonathan M. Glaser Managing Member, JMG Capital Management LLC Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BofA Securities
Jeff Spector
(646) 855-1363

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Stephen Boyd
(212) 908-9153

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 6 of 31

Page 7 of 31 Consolidated Balance Sheets In thousands, except share data 6/30/23 12/31/22 (Unaudited) ASSETS Investment in real estate, net $ 7,169,286 $ 7,175,301 Non-real estate property, plant and equipment, net 119,526 130,289 Cash and cash equivalents 109,220 255,761 Restricted cash 18,583 29,970 Accounts receivable, net 18,921 16,820 Straight-line rent receivables, net 294,050 279,910 Deferred leasing costs and intangible assets, net 371,525 393,842 Operating lease right-of-use assets 393,911 401,051 Prepaid expenses and other assets, net 128,836 98,837 Investment in unconsolidated real estate entities 218,422 180,572 Goodwill 263,549 263,549 Assets associated with real estate held for sale — 93,238 TOTAL ASSETS $ 9,105,829 $ 9,319,140 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,473,107 4,585,862 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 274,294 264,098 Operating lease liabilities 395,170 399,801 Intangible liabilities, net 30,798 34,091 Security deposits, prepaid rent and other 92,021 83,797 Liabilities associated with real estate held for sale — 665 Total liabilities 5,331,526 5,434,450 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 119,136 125,044 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 6/30/23 and 12/31/22 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 140,937,702 shares and 141,054,478 shares outstanding at 6/30/23 and 12/31/22, respectively 1,403 1,409 Additional paid-in capital 2,783,858 2,889,967 Accumulated other comprehensive income (loss) 6,413 (11,272) Total HPP stockholders’ equity 3,216,674 3,305,104 Non-controlling interest—members in consolidated real estate entities 355,270 377,756 Non-controlling interest—units in the operating partnership 73,408 66,971 Total equity 3,645,352 3,749,831 TOTAL LIABILITIES AND EQUITY $ 9,105,829 $ 9,319,140

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended		Six Months Ended	
	6/30/23	6/30/22	6/30/23	6/30/22
REVENUES				
Office				
Rental revenues	$ 203,486	$ 211,836	$ 406,143	$ 418,028
Service and other revenues	3,805	4,408	7,781	9,616
Total office revenues	207,291	216,244	413,924	427,644
Studio				
Rental revenues	16,374	13,438	32,627	26,832
Service and other revenues	21,503	21,748	50,880	41,467
Total studio revenues	37,877	35,186	83,507	68,299
Total revenues	**245,168**	**251,430**	**497,431**	**495,943**
OPERATING EXPENSES				
Office operating expenses	76,767	78,558	150,821	152,189
Studio operating expenses	34,679	20,686	71,923	39,669
General and administrative	18,941	21,871	37,665	42,383
Depreciation and amortization	98,935	91,438	196,074	183,631
Total operating expenses	**229,322**	**212,553**	**456,483**	**417,872**
OTHER INCOME (EXPENSES)				
(Loss) income from unconsolidated real estate entities	(715)	1,780	(1,460)	2,083
Fee income	2,284	1,140	4,686	2,211
Interest expense	(54,648)	(33,719)	(108,455)	(64,555)
Interest income	236	920	607	1,830
Management services reimbursement income—unconsolidated real estate entities	1,059	1,068	2,123	2,176
Management services expense—unconsolidated real estate entities	(1,059)	(1,068)	(2,123)	(2,176)
Transaction-related expenses	2,530	(1,126)	1,344	(1,382)
Unrealized loss on non-real estate investments	(843)	(1,818)	(4)	(168)
Gain on sale of real estate	—	—	7,046	—
Impairment loss	—	(3,250)	—	(23,753)
Gain on extinguishment of debt	10,000	—	10,000	—
Other income (expense)	138	(21)	135	(9)
Total other expenses	**(41,018)**	**(36,094)**	**(86,101)**	**(83,743)**
(Loss) income before income tax (provision) benefit	**(25,172)**	**2,783**	**(45,153)**	**(5,672)**
Income tax (provision) benefit	(6,302)	763	(1,140)	1,603
Net (loss) income	**(31,474)**	**3,546**	**(46,293)**	**(4,069)**
Net income attributable to Series A preferred units	(153)	(153)	(306)	(306)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,337)
Net income attributable to participating securities	(297)	(300)	(850)	(594)
Net income attributable to non-controlling interest in consolidated real estate entities	(346)	(7,081)	(1,377)	(15,642)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	508	1,506	1,402	3,396
Net loss attributable to common units in the operating partnership	646	93	928	323
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (36,163)**	**$ (7,436)**	**$ (56,590)**	**$ (27,229)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	(0.26)	$ (0.05)	(0.40)	(0.19)
Net loss attributable to common stockholders—diluted	(0.26)	$ (0.05)	(0.40)	(0.19)
Weighted average shares of common stock outstanding—basic	140,910	143,817	140,967	146,487
Weighted average shares of common stock outstanding—diluted	140,910	143,817	140,967	146,487

Page 8 of 31

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/23	6/30/22	6/30/23	6/30/22
Net (loss) income	$ (31,474)	$ 3,546	$ (46,293)	$ (4,069)
Adjustments:				
Depreciation and amortization—consolidated	98,935	91,438	196,074	183,631
Depreciation and amortization—non-real estate assets	(8,832)	(4,485)	(17,224)	(8,917)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,195	1,320	2,458	2,689
Gain on sale of real estate	—	—	(7,046)	—
Impairment loss—real estate assets	—	3,250	—	15,253
Unrealized loss on non-real estate investments	843	1,818	4	168
FFO attributable to non-controlling interests	(13,239)	(18,687)	(26,862)	(38,687)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(10,400)	(10,643)
FFO to common stock/unit holders	**42,228**	**73,000**	**90,711**	**139,425**
Specified items impacting FFO:				
Transaction-related expenses	(2,530)	1,126	(1,344)	1,382
Impairment loss—trade name	—	—	—	8,500
Prior period net property tax adjustment—HPP's share	(1,469)	477	(1,469)	451
Deferred tax asset valuation allowance	3,516	—	3,516	—
One-time gain on debt extinguishment	(10,000)	—	(10,000)	—
One-time tax impact of gain on debt extinguishment	2,751	—	2,751	—
FFO (excluding specified items) to common stock/unit holders	**$ 34,496**	**$ 74,603**	**$ 84,165**	**$ 149,758**
Weighted average common stock/units outstanding—diluted	143,428	146,344	143,379	149,249
FFO per common stock/unit—diluted	$ 0.29	$ 0.50	$ 0.63	$ 0.93
FFO (excluding specified items) per common stock/unit—diluted	$ 0.24	$ 0.51	$ 0.59	$ 1.00

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/23	6/30/22	6/30/23	6/30/22
FFO (excluding specified items)	$ 34,496	$ 74,603	$ 84,165	$ 149,758
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(2,660)	(9,770)	(11,796)	(21,760)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,814	970	3,637	1,936
Non-real estate depreciation and amortization	8,832	4,485	17,224	8,917
Non-cash interest expense	5,025	2,407	9,701	4,810
Non-cash compensation expense	6,229	5,993	11,385	11,322
Recurring capital expenditures, tenant improvements and lease commissions	(22,599)	(18,386)	(48,124)	(35,885)
AFFO	**$ 31,137**	**$ 60,302**	**$ 66,192**	**$ 119,098**
Dividends paid to common stock/unit holders	$ 18,295	$ 36,406	$ 54,960	$ 73,348
AFFO payout ratio	58.8 %	60.4 %	83.0 %	61.6 %

Note: Definitions for commonly used terms on pages 26-28.

Page 9 of 31

HUDSON PACIFIC PROPERTIES

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended			Six Months Ended		
	6/30/23	6/30/22	% Change	6/30/23	6/30/22	% Change
Same-store office statistics						
Number of properties	43	43		43	43	
Square feet	12,085,238	12,085,238		12,085,238	12,085,238	
Average % occupied	85.6 %	91.2 %		86.1 %	91.5 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,230,997	1,230,997		1,230,997	1,230,997	
Average % leased	86.5 %	84.0 %		86.5 %	84.0 %	
Same-store NOI[1]						
Office revenues	$ 193,566	$ 195,358	(0.9)%	$ 387,563	$ 385,095	0.6 %
Office expenses	70,432	68,298	3.1	138,527	132,661	4.4
Same-store office NOI	123,134	127,060	(3.1)	249,036	252,434	(1.3)
Studio revenues	17,561	20,662	(15.0)	39,950	41,050	(2.7)
Studio expenses	9,509	12,221	(22.2)	21,540	23,821	(9.6)
Same-store studio NOI	8,052	8,441	(4.6)	18,410	17,229	6.9
Total same-store NOI	**$ 131,186**	**$ 135,501**	**(3.2)%**	**$ 267,446**	**$ 269,663**	**(0.8)%**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended			Six Months Ended		
	6/30/23	6/30/22	% Change	6/30/23	6/30/22	% Change
Same-store NOI (cash basis)						
Office cash revenues	$ 189,190	$ 181,225	4.4 %	$ 371,728	$ 353,370	5.2 %
Office cash expenses	69,322	67,196	3.2	136,292	130,461	4.5
Same-store office NOI (cash basis)	119,868	114,029	5.1	235,436	222,909	5.6
Studio cash revenues	17,153	20,025	(14.3)	39,058	39,833	(1.9)
Studio cash expenses	9,396	12,152	(22.7)	21,316	23,683	(10.0)
Same-store studio NOI (cash basis)	7,757	7,873	(1.5)	17,742	16,150	9.9
Total same-store NOI (cash basis)	**$ 127,625**	**$ 121,902**	**4.7 %**	**$ 253,178**	**$ 239,059**	**5.9 %**

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 29 for non-GAAP reconciliations.

Page 10 of 31

NOI Detail

Three Months Ended June 30, 2023 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio[1]	Total
REVENUE					
Cash rent	$ 150,405	$ 12,455	$ 12,453	$ 3,281	$ 178,594
Cash tenant recoveries	35,005	230	1,305	—	36,540
Straight-line rent	3,049	417	(67)	—	3,399
Amortization of above/below-market leases, net	1,589	—	30	—	1,619
Amortization of lease incentive costs	(262)	(9)	(21)	—	(292)
Total rental revenue	189,786	13,093	13,700	3,281	219,860
Service and other revenues	3,780	4,468	25	17,035	25,308
Total revenue	**193,566**	**17,561**	**13,725**	**20,316**	**245,168**
OPERATING EXPENSES					
Property operating expenses	69,322	9,396	6,333	24,321	109,372
Straight-line rent	399	—	—	—	399
Non-cash compensation expense	35	113	—	—	148
Amortization of above/below-market ground leases, net	676	—	2	849	1,527
Total operating expenses	**70,432**	**9,509**	**6,335**	**25,170**	**111,446**
CONSOLIDATED NOI[2]	**$ 123,134**	**$ 8,052**	**$ 7,390**	**$ (4,854)**	**$ 133,722**
Add: HPP's share of NOI from unconsolidated real estate entity[3]	—	—	2,788	—	2,788
Less: NOI attributable to non-controlling interests[3]	21,370	3,634	752	—	25,756
HPP's share of NOI	**$ 101,764**	**$ 4,418**	**$ 9,426**	**$ (4,854)**	**$ 110,754**
Reconciliation to Cash NOI					
Consolidated NOI	$ 123,134	$ 8,052	$ 7,390	$ (4,854)	$ 133,722
Straight-line rent, net	(2,650)	(417)	67	—	(3,000)
Non-cash compensation expense	35	113	—	—	148
Amortization of above/below-market leases, net	(1,589)	—	(30)	—	(1,619)
Amortization of lease incentive costs	262	9	21	—	292
Amortization of above/below-market ground leases, net	676	—	2	849	1,527
CONSOLIDATED CASH NOI	**$ 119,868**	**$ 7,757**	**$ 7,450**	**$ (4,005)**	**$ 131,070**
Add: HPP's share of cash NOI from unconsolidated real estate entity[3]	—	—	1,989	—	1,989
Less: Cash NOI attributable to non-controlling interests[3]	19,455	3,479	752	—	23,686
HPP's share of Cash NOI	**$ 100,413**	**$ 4,278**	**$ 8,687**	**$ (4,005)**	**$ 109,373**

Note: Definitions for commonly used terms on pages 26-28.

(1) Includes Quixote (Zio Studio Services and Star Waggons, as well as a 29 acre property with office improvements used for production services operations, also operate as Quixote).

(2) See page 29 for non-GAAP reconciliations.

(3) See page 25 for a list of our consolidated and unconsolidated joint venture properties.

Page 11 of 31

Debt Summary & Debt Metrics

As of June 30, 2023 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Series E notes	$ 50,000	$ 50,000	3.66%	9/15/23
Series B notes	259,000	259,000	4.69%	12/16/25
Series D notes	150,000	150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]	528,000	528,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
Series C notes	56,000	56,000	4.79%	12/16/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**2,693,000**	**2,693,000**		
SECURED DEBT				
One Westside and Westside Two[2]	324,632	243,474	SOFR + 1.60%	12/18/24
Element LA	168,000	168,000	4.59%	11/6/25
1918 Eighth	314,300	172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio[3]	1,100,000	561,000	LIBOR + 0.99%	8/9/26
Acquired Hollywood Media Portfolio debt[3]	(209,814)	(209,814)	LIBOR + 1.55%	8/9/26
Hollywood Media Portfolio, net	890,186	351,186		
Hill7	101,000	55,550	3.38%	11/6/28
Total secured debt	**1,798,118**	**991,075**		
Total unsecured and secured debt	**$ 4,491,118**	**$ 3,684,075**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Bentall Centre	$ 502,365	$ 100,473	CDOR + 1.75%	7/1/24
Sunset Glenoaks Studios[2]	68,184	34,092	SOFR + 3.10%	1/9/25
Total unconsolidated debt	**$ 570,549**	**$ 134,565**		

DEBT METRICS

Total unsecured and secured debt	$ 4,491,118
Less: Consolidated cash and cash equivalents	(109,220)
Consolidated debt, net	$ 4,381,898
Less: Partners' share of consolidated unsecured and secured debt	(807,043)
Add: HPP's share of unconsolidated real estate entities' debt	134,565
Add: Partners' share of consolidated cash and cash equivalents	31,132
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents	(16,486)
HPP's share of debt, net	$ 3,724,066
HPP's share of debt, net/HPP's share of undepreciated book value[4]	**38.7 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[4]	8.4x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios [4]	**8.7x**

Note: Definitions for commonly used terms on pages 26-28.

(1) Maturity dates include the effect of extension options.

(2) As of June 30, 2023, we had undrawn capacity of $472.0 million on our unsecured revolving credit facility, $90.0 million on our One Westside and Westside Two loan and $32.4 million on our Sunset Glenoaks Studios loan.

(3) Effective in July 2023, the LIBOR-based interest rate was replaced with an interest rate of SOFR + 1.10% and SOFR + 1.66% for the Hollywood Media Portfolio loan and the related acquired debt, respectively.

(4) See pages 30-31 for non-GAAP reconciliations.

Page 12 of 31

Page 13 of 31 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,693,000 70.5% 4.8% 4.4 Secured 1,125,640 29.5 4.9 2.4 Total $3,818,640 100.0% 4.8% 3.8 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,561,415 67.1% 4.5% 4.4 Capped 695,565 18.2 4.9 2.7 Floating(3) 561,660 14.7 6.3 2.7 Total $3,818,640 100.0% 4.8% 3.8 GAAP effective rate 5.0% Debt Maturity Schedule $50,000 $259,000 $678,000 $456,000 $350,000 $500,000 $400,000$343,947 $374,957 $351,186 $55,550 Secured Unsecured 2023 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 Note: Definitions for commonly used terms on pages 26-28. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. (3) Floating rate debt exposure is net of the acquired Hollywood Media Portfolio debt. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Interest rate caps Hollywood Media Portfolio $561,000 8/15/21 8/15/23 3.50% LIBOR Bentall Centre $100,473 6/29/22 6/30/23 4.56% CDOR Sunset Glenoaks Studios $34,092 8/15/22 1/9/25 4.50% SOFR

Page 14 of 31 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility, term loans and private placement Total liabilities to total asset value ≤ 60% 47.5% Unsecured indebtedness to unencumbered asset value ≤ 60% 53.7% Adjusted EBITDA to fixed charges ≥ 1.5x 2.4x Secured indebtedness to total asset value ≤ 45% 20.0% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.6x Unsecured registered senior notes Debt to total assets ≤ 60% 45.7% Total unencumbered assets to unsecured debt ≥ 150% 218.4% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 2.5x Secured debt to total assets ≤ 45% 19.1% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of June 30, 2023, at which time the operating partnership was in compliance.

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Number of office properties owned	50	49	52	53	54
In-service office square feet	14,507,904	14,483,122	14,649,221	14,647,281	14,639,067
In-service office % leased	87.0 %	88.7 %	89.7 %	89.3 %	92.3 %
In-service office % occupied	85.2 %	86.9 %	88.0 %	87.8 %	90.8 %
Number of studio properties owned	4	4	4	4	4
In-service studio square feet[(1)]	1,230,997	1,226,576	1,230,454	1,230,454	1,230,454
In-service studio % leased	86.5 %	86.3 %	84.6 %	84.4 %	84.0 %



YTD HPP's Share NOI %
Office vs. Studio[(2)]
1.4%
98.6%
Office
Studio



YTD HPP's Share NOI %
by Region
2.4%
12.7%
34.7%
21.2%
29.0%
Silicon Valley
San Francisco
Vancouver
Los Angeles
Seattle



HPP's Share ABR %
by Industry[(3)]
15.9%
5.9%
7.2%
7.6%
8.5%
38.5%
16.4%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services



HPP's Share Tech ABR % by Public/
Private Tenants & Age[(4)]
7.2%
8.8%
84.0%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 26-28.

(1) See page 19 for a list of in-service studio properties.
(2) See page 29 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 15 of 31

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
West Los Angeles	5	1,481,981	97.0 %	98.8 %	$ 85,481,615	$ 76,321,409	$ 59.44
Hollywood	5	967,194	100.0	100.0	64,719,075	33,006,728	66.91
Downtown Los Angeles	2	234,664	100.0	100.0	10,920,676	10,920,676	46.54
Subtotal	**12**	**2,683,839**	**98.4**	**99.4**	**161,121,366**	**120,248,813**	**61.03**
San Francisco Bay Area, California							
North San Jose	5	2,636,332	62.4	66.9	74,544,356	74,544,356	45.29
San Francisco	7	2,425,498	94.1	94.2	147,644,537	113,422,404	64.68
Palo Alto	7	1,140,984	90.4	90.4	87,674,155	87,674,155	84.99
Redwood Shores	4	950,373	84.5	85.0	54,859,422	54,859,422	68.33
Foster City	1	725,366	75.3	88.0	32,286,435	32,286,435	59.08
Santa Clara	1	284,903	73.0	74.3	10,465,277	10,465,277	50.31
Subtotal	**25**	**8,163,456**	**79.8**	**82.5**	**407,474,182**	**373,252,049**	**62.52**
Greater Seattle, Washington							
Denny Triangle	4	1,339,690	99.6	99.6	51,204,129	34,068,903	38.39
Pioneer Square	4	806,742	62.9	64.9	20,978,377	20,978,377	41.37
Subtotal	**8**	**2,146,432**	**85.8**	**86.5**	**72,182,506**	**55,047,280**	**39.21**
Vancouver, British Columbia							
Downtown Vancouver	1	1,514,177	89.8	90.3	41,670,482	8,334,096	30.63
Subtotal	**1**	**1,514,177**	**89.8**	**90.3**	**41,670,482**	**8,334,096**	**30.63**
TOTAL IN-SERVICE OFFICE[(1)]	**46**	**14,507,904**	**85.2 %**	**87.0 %**	**$ 682,448,536**	**$ 556,882,238**	**$ 55.22**

Note: Definitions for commonly used terms on pages 26-28.

(1) Excludes 385,583 square feet taken off-line for change of use and/or significant capital repositioning.

Page 16 of 31

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
One Westside[1]	West Los Angeles	590,403	100.0 %	100.0 %
11601 Wilshire	West Los Angeles	499,905	91.2	96.5
Element LA	West Los Angeles	284,037	100.0	100.0
3401 Exposition	West Los Angeles	63,376	100.0	100.0
604 Arizona	West Los Angeles	44,260	100.0	100.0
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
Maxwell	Downtown Los Angeles	102,963	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	945,346	80.1	87.8
Gateway	North San Jose	610,364	67.8	70.5
Metro Plaza	North San Jose	446,098	52.9	58.7
Skyport Plaza	North San Jose	418,667	5.4	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,033,682	97.1	97.1
Rincon Center	San Francisco	533,103	97.6	97.6
Ferry Building	San Francisco	266,467	97.2	97.7
901 Market	San Francisco	205,571	79.0	79.0
875 Howard	San Francisco	191,201	100.0	100.0
625 Second	San Francisco	138,354	64.2	64.2
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	317,874	95.8	95.8
3400 Hillview	Palo Alto	207,857	100.0	100.0
Foothill Research Center	Palo Alto	195,121	93.6	93.6
Page Mill Hill	Palo Alto	178,179	74.9	74.9
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	94,539	58.8	58.8
3176 Porter	Palo Alto	46,759	100.0	100.0
Towers at Shore Center	Redwood Shores	335,332	92.1	92.1
Shorebreeze	Redwood Shores	230,932	85.0	86.1
555 Twin Dolphin	Redwood Shores	200,986	68.5	69.9
333 Twin Dolphin	Redwood Shores	183,123	87.4	87.4
Metro Center	Foster City	725,366	75.3	88.0
Techmart	Santa Clara	284,903	73.0	74.3
Seattle, Washington				
1918 Eighth	Denny Triangle	667,733	99.4	99.4
Hill7	Denny Triangle	285,310	99.6	99.6
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,511	99.7	99.7
505 First	Pioneer Square	287,907	36.0	36.0
83 King	Pioneer Square	184,083	66.4	66.4
450 Alaskan	Pioneer Square	171,026	99.5	99.5
411 First	Pioneer Square	163,726	67.8	78.1
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,514,177	89.8	90.3
TOTAL IN-SERVICE OFFICE		**14,507,904**	**85.2 %**	**87.0 %**

Note: Definitions for commonly used terms on pages 26-28.
(1) Cash rents for Google, Inc. commenced May 1, 2023.

Page 17 of 31

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	5	2025-2036	1,231,129	(1)	$ 78,618,024	14.1%
2	Amazon	3	2023-2031	990,788	(2)	26,164,044	4.7
3	Netflix, Inc.	3	2031	722,305	(3)	25,415,448	4.6
4	Riot Games, Inc.	1	2030	284,037	(4)	18,951,920	3.4
5	Salesforce.com	1	2025-2028	265,394	(5)	14,800,343	2.7
6	Nutanix, Inc.	2	2024-2030	332,858	(6)	14,734,415	2.6
7	Block, Inc.	1	2023	469,056		13,708,676	2.5
8	Uber Technologies, Inc.	1	2025	325,445		10,202,040	1.8
9	Dell EMC Corporation	2	2023-2027	172,975	(7)	10,035,061	1.8
10	Company 3 Method, Inc.	2	2026-2033	193,307	(8)	7,243,821	1.3
11	GitHub, Inc.	2	2025	92,450	(9)	7,086,069	1.3
12	PayPal, Inc.	1	2030	131,701	(10)	5,994,016	1.1
13	Regus	5	2024-2030	123,583	(11)	5,987,103	1.1
14	Weil, Gotshal & Manges LLP	1	2026	76,278		5,920,195	1.1
15	Poshmark, Inc.	1	2024	75,876		5,636,341	1.0
	TOTAL			**5,487,182**		**$250,497,516**	**45.1%**

Note: Definitions for commonly used terms on pages 26-28.

(1) Google, Inc. expirations: (i) 182,672 square feet at Foothill Research Center in February 2025, (ii) 208,843 square feet at Rincon Center in February 2028 (early termination right for 166,460 square feet in April 2025), (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between February 2025-February 2027), (iv) 41,354 square feet at Ferry Building in October 2029 and (v) 590,403 square feet at One Westside in November 2036.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in November 2023, (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Riot Games, Inc. has an early termination right at Element LA in February 2025.

(5) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(6) Nutanix, Inc. expirations: (i) 117,001 square feet at Concourse in May 2024 and (ii) 215,857 square feet at 1740 Technology in May 2030.

(7) Dell EMC Corporation expirations: (i) 42,954 square feet at 505 First in December 2023, (ii) 83,549 square feet at 875 Howard in June 2026 and (iii) 46,472 square feet at 505 First in January 2027 (early termination right in January 2025).

(8) Company 3 Method, Inc. expirations: (i) 63,376 square feet at 3401 Exposition in September 2026, (ii) 59,646 square feet at Harlow in October 2032 (early termination right between November 2029-February 2030) and (iii) 70,285 square feet at Harlow in March 2033.

(9) GitHub Inc. expirations: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second.

(10) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(11) Regus expirations: (i) 20,059 square feet at 11601 Wilshire in February 2024, (ii) 27,369 square feet at Techmart in April 2025, (iii) 9,739 square feet at Palo Alto Square in April 2026, (iv) 45,120 square feet at Gateway in September 2027 and (v) 21,296 square feet at 450 Alaskan in October 2030.

Page 18 of 31

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	10	559,762	100.0 %	82.9 %	$20,957,991	$ 10,688,575	$ 45.34
Sunset Bronson Studios	Owned	Hollywood	12	308,112	100.0	95.6	12,504,352	6,377,219	42.48
Sunset Las Palmas Studios	Owned	Hollywood	13	363,123	87.8	84.4	14,852,772	7,574,914	48.38
TOTAL IN-SERVICE STUDIO			**35**	**1,230,997**	**95.7 %**	**86.5 %**	**$48,315,115**	**$ 24,640,708**	**$ 45.42**
Quixote Studios[(1)]	Various	Various	26	571,787	N/A	N/A	N//A	N/A	N/A

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Lighting & Grip**	**Production Supplies**	**Transportation**	**Other Services**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$13,093	$3,045	N/A	N/A	$1,423	$17,561	$9,509	$8,052
Quixote Studios & Services	3,281	3,048	2,359	6,688	4,940	20,316	25,170	(4,854)
TOTAL	**$16,374**	**$6,093**	**$2,359**	**$6,688**	**$6,363**	**$37,877**	**$34,679**	**$3,198**

Note: Definitions for commonly used terms on pages 26-28.

(1) We acquired Quixote in August 2022 and will reflect annualized base rent and occupancy after a full year of ownership. Includes 29 acre property with 38,020 square feet of office purchased in July 2022 to support production services operations.

Page 19 of 31

Page 20 of 31 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 6/30/23 Six Months Ended 6/30/23 Gross Leasing Activity New cash rate $43.23 $46.45 Renewal cash rate $69.94 $60.46 New square feet leased 211,869 360,521 Renewal square feet leased 191,362 386,779 Total square feet leased 403,231 747,300 Leases expired and terminated Contractual expiration square feet 281,919 651,912 Early termination square feet 152,772 249,130 Total square feet expired/terminated 434,691 901,042 GAAP rent expiring rate $53.94 $51.61 GAAP rent new/renewal rate $51.91 $49.87 % change in GAAP rent (3.8) % (3.4) % Cash rent expiring rate $62.17 $59.00 Cash rent new/renewal rate $57.15 $54.95 % change in cash rent (8.1) % (6.9) % Tenant improvements & leasing commissions (total / annual) New leases $33.38 / $6.23 $53.67 / $9.85 Renewal leases $16.86 / $7.07 $16.35 / $7.76 Blended $25.89 / $6.46 $35.11 / $9.27 Net effective rent New leases $33.81 $34.18 Renewal leases $56.44 $50.70 Blended $44.08 $42.40 Weighted average lease term (in months) New leases 64.3 65.4 Renewal Leases 28.6 25.3 Blended 48.1 45.4 Note: Definitions for commonly used terms on pages 26-28.

Expiring Office Leases Summary

			HPP's Share				
	# of Leases Expiring	Square Feet Expiring [(1)]	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		2,810,670					
Q2-2023	7	27,926	2,233,440	0.4	83.97	2,233,440	83.97
Q3-2023	34	659,130	24,300,794	4.2	55.39	24,469,255	55.77
Q4-2023	50	417,045	18,098,936	3.2	47.35	18,040,202	47.20
2023	91	1,104,101	44,633,170	7.8	52.66	44,742,897	52.79
2024	194	1,832,613	87,063,470	15.3	56.63	90,184,484	58.66
2025	151	1,894,454	96,889,118	17.0	62.33	101,660,775	65.40
2026	90	725,516	40,344,828	7.1	61.04	43,834,392	66.32
2027	97	993,368	51,253,568	9.0	60.53	56,955,218	67.27
2028	60	1,143,546	66,628,473	11.7	70.43	75,041,661	79.33
2029	27	414,590	22,212,890	3.9	73.22	26,022,392	85.78
2030	22	1,565,992	59,461,723	10.4	49.43	74,555,631	61.98
2031	15	1,112,867	37,233,976	6.5	55.06	50,508,806	74.69
2032	9	243,697	8,368,809	1.5	58.32	10,764,158	75.01
Thereafter	20	1,105,506	42,315,690	7.4	56.61	61,674,109	82.50
Building management use	40	206,161	—	—	—	—	—
Signed leases not commenced	36	270,313	13,536,172	2.4	51.29	16,571,876	62.80
TOTAL/WEIGHTED AVERAGE	**852**	**15,423,394**	**$ 569,941,887**	**100.0 %**	**$ 57.50**	**$ 652,516,399**	**$ 65.83**

Note: Definitions for commonly used terms on pages 26-28.

(1) Total expiring square footage does not include month-to-month leases.

Page 21 of 31

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q3 2023		Q4 2023		Q1 2024		Q2 2024	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	6,258	$ — (1)	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	95,093	50.52	88,083	72.89	36,409	46.29	—	—
Seattle, Washington	12,305	35.00	4,491	39.00	—	—	—	—
Vancouver, British Columbia	7,334	14.22	—	—	—	—	—	—
TOTAL	**120,990**	**$ 44.13**	**92,574**	**$ 71.25**	**36,409**	**$ 46.29**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	14,587	$ 64.35	—	$ —	—	$ —
San Francisco Bay Area, California	10,802	78.00	8,735	72.00	4,043	47.40	—	—
Seattle, Washington	—	—	—	—	5,251	39.00	—	—
Vancouver, British Columbia	—	—	9,430	30.96	67,197	38.89	—	—
TOTAL	**10,802**	**$ 78.00**	**32,752**	**$ 56.78**	**76,491**	**$ 39.35**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	38,654	$ 51.55	6,883	$ 56.94	29,200	$ 52.56	65,030	$ 54.77
San Francisco Bay Area, California	617,143	54.70 (2)	168,245	64.64	256,487	62.57	408,013	53.28 (3)
Seattle, Washington	—	—	199,393	33.03 (4)	13,188	37.37	58	51.72
Vancouver, British Columbia	9,875	32.96	42,524	32.38	91,656	32.10 (5)	108,049	20.84 (6)
TOTAL	**665,672**	**$ 54.20**	**417,045**	**$ 46.11**	**390,531**	**$ 53.82**	**581,150**	**$ 47.42**

	Q3 2024		Q4 2024		Q1 2025		Q2 2025	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	20,340	$ — (1)	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**20,340**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	23,377	$ 63.39	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	45,733	77.91	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	7,314	41.77	—	—	—	—	—	—
TOTAL	**76,424**	**$ 70.01**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases								
Los Angeles, California	40,421	$ 51.62	22,232	$ 66.12	—	$ —	47,479	$ 80.56
San Francisco Bay Area, California	276,446	67.43 (7)	310,442	68.09 (8)	636,665	67.05 (9)	406,396	61.64 (10)
Seattle, Washington	12,424	43.62	79,363	48.95 (11)	6,372	49.75	175,646	46.57 (12)
Vancouver, British Columbia	29,935	34.57	89,669	34.62	61,770	36.58	531	46.07
TOTAL	**359,226**	**$ 62.09**	**501,706**	**$ 58.99**	**704,807**	**$ 64.22**	**630,052**	**$ 58.85**

Page 22 of 31

Page 23 of 31 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 26-28. (1) Total uncommenced square footage consists of space to be occupied by the Company’s management office. (2) Includes Block, Inc. expiration at 1455 Market for 469,056 square feet in September 2023. (3) Includes Nutanix, Inc. expiration at Concourse for 117,001 square feet and Poshmark, Inc. expiration at Towers at Shore Center for 75,876 square feet both in May 2024. (4) Includes Amazon expiration at Met Park North for 139,824 square feet in November 2023. (5) Includes Blake Services, Inc. at Bentall Centre for 63,292 square feet in January 2024. (6) Includes Bank of Montreal at Bentall Centre for 91,038 square feet in April 2024. (7) Includes Door Dash, Inc. at 901 Market for 50,821 square feet in August 2024. (8) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (9) Includes Uber Technologies, Inc. at 1455 Market for 325,445 square feet and Google, Inc. at Foothill Research Center for 182,672 square feet both in February 2025. (10) Includes TDK Corporation of America/Invensense at Concourse for 139,336 square feet in April 2025 and Github, Inc. at 275 Brannan for 57,120 square feet in June 2025. (11) Includes RealSelf, Inc. at 83 King for 74,700 square feet in December 2024. (12) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025.

Under Construction & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

UNDER CONSTRUCTION

	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 6/30/23[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
Los Angeles, California									
Sunset Glenoaks Studios	Los Angeles	Q4-2021	Q4-2023	Q2-2024	241,000	—%	$ 147,874	$190,000-$200,000	7.5%-8.0%
Seattle, Washington									
Washington 1000	Denny Triangle	Q2-2022	Q1-2024	Q1-2026	546,000	—%	$ 189,916	$340,000-$360,000	7.5%-8.0%
TOTAL					787,000		$ 337,790		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 6/30/23[5]	
Los Angeles, California					
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$	27,254
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$	7,857
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$	—
Element LA—Development	Office	West Los Angeles	500,000	$	—
10900-10950 Washington[6]	Residential	West Los Angeles	N/A	$	—
San Francisco Bay Area, California					
Cloud10	Office	North San Jose	350,000	$	12,896
Vancouver, British Columbia					
Burrard Exchange	Office	Downtown Vancouver	450,000	$	7,424
Greater London, United Kingdom					
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$	256,933
TOTAL			**3,583,589**	**$**	**312,364**

Note: Definitions for commonly used terms on pages 26-28.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 25 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Glenoaks Studios for $28.8 million and Washington 1000 for $85.6 million.
(5) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million, Cloud10 for $10.5 million and Sunset Waltham Cross Studios for $164.9 million.
(6) Pending entitlement to develop approximately 500 residential units.

Page 24 of 31

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,045,257	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	999,298	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	327,928	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
One Westside	Macerich	West Los Angeles	590,403	75.0 %
Westside Two	Macerich	West Los Angeles	96,322	75.0 %
San Francisco, California				
1455 Market	CPPIB	San Francisco	1,033,682	55.0 %
Ferry Building	Allianz	San Francisco	266,467	55.0 %
Greater Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,733	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California				
Sunset Glenoaks Studios	Blackstone	Los Angeles	241,000	50.0 %
Vancouver, Britis Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,964,177	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of June 30, 2023.

Page 25 of 31

Page 26 of 31 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of June 30, 2023 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of June 30, 2023. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of June 30, 2023. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of June 30, 2023. For studio properties, ABR reflects actual base rent for the 12 months ended June 30, 2023, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2023. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended June 30, 2023. For same-store studio properties, represents the average percent leased for the 12 months ended June 30, 2023 Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to June 30, 2023, but with commencement dates after June 30, 2023, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures. Dilutive Shares: Represents an estimate of the total shares and units issuable under our 2021, 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects LIBOR, SOFR, or CDOR as of June 30, 2023, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 13 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2023, no such election had been made.

Page 27 of 31 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. HPP’s Share of Market Capitalization: Similar to consolidated market capitalization except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture debt.

Page 28 of 31 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Net Effective Rent: Weighted average initial annual cash rent, net of annualized concessions (i.e. free rent), tenant improvements and lease commissions. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of June 30, 2023, the Company owned 97.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of June 30, 2023, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended June 30, 2023. Project Costs: Exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended June 30, 2023 defined as all properties owned and included in our stabilized office portfolio as of April 1, 2022 and still owned and included in the stabilized office portfolio as of June 30, 2023. Same-store office for the six months ended June 30, 2023 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2022 and still owned and included in the stabilized office portfolio as of June 30, 2023. Same-Store Studio: Same-store studio for the three months ended June 30, 2023 defined as all properties owned and included in our stabilized studio portfolio as of April 1, 2022 and still owned and included in the stabilized studio portfolio as of June 30, 2023. Same-store studio for the six months ended June 30, 2023 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2022 and still owned and included in the stabilized studio portfolio as of June 30, 2023. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to June 30, 2023, but with commencement dates after June 30, 2023 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET (LOSS) INCOME TO NOI

	Three Months Ended		Six Months Ended	
	6/30/23	6/30/22	6/30/23	6/30/22
Net (loss) income	$ (31,474)	$ 3,546	$ (46,293)	$ (4,069)
Adjustments:				
Loss (income) from unconsolidated real estate entities	715	(1,780)	1,460	(2,083)
Fee income	(2,284)	(1,140)	(4,686)	(2,211)
Interest expense	54,648	33,719	108,455	64,555
Interest income	(236)	(920)	(607)	(1,830)
Management services reimbursement income—unconsolidated real estate entities	(1,059)	(1,068)	(2,123)	(2,176)
Management services expense—unconsolidated real estate entities	1,059	1,068	2,123	2,176
Transaction-related expenses	(2,530)	1,126	(1,344)	1,382
Unrealized loss on non-real estate investments	843	1,818	4	168
Gain on sale of real estate	—	—	(7,046)	—
Impairment loss	—	3,250	—	23,753
Gain on extinguishment of debt	(10,000)	—	(10,000)	—
Other (income) expense	(138)	21	(135)	9
Income tax provision (benefit)	6,302	(763)	1,140	(1,603)
General and administrative	18,941	21,871	37,665	42,383
Depreciation and amortization	98,935	91,438	196,074	183,631
NOI	**$ 133,722**	**$ 152,186**	**$ 274,687**	**$ 304,085**
Add: HPP's share of NOI from unconsolidated real estate entities	2,788	4,490	5,541	7,451
Less: NOI attributable to non-controlling interests	25,756	23,748	51,757	47,138
HPP's Share of NOI	**$ 110,754**	**$ 132,928**	**$ 228,471**	**$ 264,398**
NOI Detail				
Same-store office cash revenues	$ 189,190	$ 181,225	$ 371,728	$ 353,370
Straight-line rent	3,049	12,640	13,198	27,951
Amortization of above/below-market leases, net	1,589	1,891	3,180	4,572
Amortization of lease incentive costs	(262)	(398)	(543)	(798)
Same-store office revenues	193,566	195,358	387,563	385,095
Same-store studios cash revenues	17,153	20,025	39,058	39,833
Straight-line rent	417	646	911	1,236
Amortization of lease incentive costs	(9)	(9)	(19)	(19)
Same-store studio revenues	17,561	20,662	39,950	41,050
Same-store revenues	**211,127**	**216,020**	**427,513**	**426,145**
Same-store office cash expenses	69,322	67,196	136,292	130,461
Straight-line rent	399	402	813	807
Non-cash compensation expense	35	25	70	49
Amortization of above/below-market ground leases, net	676	675	1,352	1,344
Same-store office expenses	70,432	68,298	138,527	132,661
Same-store studio cash expenses	9,396	12,152	21,316	23,683
Non-cash compensation expense	113	69	224	138
Same-store studio expenses	9,509	12,221	21,540	23,821
Same-store expenses	**79,941**	**80,519**	**160,067**	**156,482**
Same-store NOI	**131,186**	**135,501**	**267,446**	**269,663**
Non-same-store NOI	**2,536**	**16,685**	**7,241**	**34,422**
NOI	**$ 133,722**	**$ 152,186**	**$ 274,687**	**$ 304,085**

Page 29 of 31

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

HUDSON PACIFIC PROPERTIES

RECONCILIATIONS OF NET LOSS (INCOME) TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	6/30/23	6/30/22
Net (loss) income	$ (31,474)	$ 3,546
Interest income—consolidated	(236)	(920)
Interest expense—consolidated	54,648	33,719
Depreciation and amortization—consolidated	98,935	91,438
EBITDA	121,873	127,783
Unconsolidated real estate entities depreciation and amortization	1,195	1,320
Unconsolidated real estate entities interest expense	1,746	858
EBITDAre	124,814	129,961
Impairment loss	—	3,250
Unrealized loss on non-real estate investments	843	1,818
Other (income) expense	(138)	21
Transaction-related expenses	(2,530)	1,126
Non-cash compensation expense	6,291	5,993
Straight-line rent receivables, net	(2,159)	(12,300)
Non-cash amortization of above/below-market leases, net	(1,619)	(1,953)
Non-cash amortization of above/below-market ground leases, net	689	687
Amortization of lease incentive costs	292	431
Gain on extinguishment of debt	(10,000)	—
Income tax provision (benefit)	6,302	(763)
Adjusted EBITDAre	122,785	128,271
Prior period net property tax adjustment	(1,964)	682
Adjusted EBITDAre (excluding specified items)	120,821	128,953
Studio cash NOI[(1)]	(3,752)	(8,323)
Office adjusted EBITDAre	117,069	120,630
x Annualization factor	4	4
Annualized office adjusted EBITDAre[(2)]	468,276	482,520
Trailing 12-month studio cash NOI[(1)]	53,251	32,312
Cash adjusted EBTIDAre for selected ratios	**521,527**	**514,832**
Less: Partners' share of cash adjusted EBITDAre	(95,489)	(77,485)
HPP's share of cash adjusted EBITDAre	**$ 426,038**	**$ 437,347**
Total consolidated unsecured and secured debt	4,491,118	4,154,200
Less: Consolidated cash and cash equivalents	(109,220)	(266,538)
Consolidated debt, net	**$ 4,381,898**	**$ 3,887,662**
Less: Partners' share of debt, net	(657,832)	(632,558)
HPP's share of debt, net	**$ 3,724,066**	**$ 3,255,104**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**8.4x**	**7.6x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**8.7x**	**7.4x**

(1) Studio cash NOI and trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended June 30, 2023 includes the studio cash NOI contribution from In-Service Studio and Quixote Studios & Services.

(2) Annualized office adjusted EBITDAre excludes the full cash rent from Google, Inc.'s One Westside lease, which commenced in May 2023. Including the cash rents' annualized impact, consolidated debt, net to cash adjusted EBITDAre is 8.2x and HPP's share of debt, net to HPP's share of cash adjusted EBITDAre is 8.6x.

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Page 31 of 31 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 6/30/23 6/30/22 Total assets $ 9,105,829 $ 9,050,638 Add: Accumulated depreciation 1,722,941 1,486,457 Add: Accumulated amortization 196,173 161,278 Less: Partners’ share of consolidated undepreciated book value (1,548,592) (1,559,781) Less: Investment in unconsolidated real estate entities (218,422) (161,845) Add: HPP’s share of unconsolidated undepreciated book value 367,944 288,325 HPP’s share of undepreciated book value $ 9,625,873 $ 9,265,072 Total consolidated unsecured and secured debt $ 4,491,118 $ 4,154,200 Less: Consolidated cash and cash equivalents (109,220) (266,538) Consolidated debt, net $ 4,381,898 $ 3,887,662 Less: Partners’ share of debt, net (657,832) (632,558) HPP’s share of debt, net $ 3,724,066 $ 3,255,104 HPP’s share of debt, net/HPP’s share of undepreciated book value 38.7% 35.1%